UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 2, 2014, the Board of Directors of Lindsay Corporation (the “Company”) adopted certain amendments to the By-Laws of the Company. Section 2.6 was amended to clarify that abstentions are treated as present for purposes of establishing a quorum at a meeting of the stockholders. Section 2.8 was amended to change the default standard for stockholder approval from “a majority of the shares present” to “a majority of the votes cast” at the meeting. Section 2.11 was amended to require that stockholder proposals for new business and director nominations must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders. Subject to certain exceptions, Section 2.11 previously required stockholder proposals and nominations to be received by the Company 30 days before the annual meeting. Section 9.3 is a new bylaw provision establishing Delaware courts as the exclusive forum for any litigation relating to the internal affairs of the Company, including stockholder derivative actions and claims for breach of fiduciary duty. The amendments to the By-Laws were effective immediately. A copy of the Amended and Restated By-Laws of the Company is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014	LINDSAY CORPORATION

	By:	/s/ James C. Raabe
James C. Raabe, Chief Financial Officer